CUSIP No. 82835W 10 8	13G	Exhibit 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Silverback Therapeutics, Inc. is filed on behalf of each of us.

Dated: February 16, 2021

Nextech VI Oncology SCSp

By:	Nextech VI GP S.à r.l.
Its:	General Partner

By:	/s/ Dalia Bleyer
Dalia Bleyer, Managing Member

By:	/s/ Rocco Sgobbo
Rocco Sgobbo, Managing Member

Nextech VI GP S.à r.l.

By:	/s/ Dalia Bleyer
Dalia Bleyer, Managing Member

By:	/s/ Rocco Sgobbo
Rocco Sgobbo, Managing Member

/s/ Rocco Sgobbo
Rocco Sgobbo

/s/ Dalia Bleyer
Dalia Bleyer

/s/ Ian Charoub
Ian Charoub